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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                                        CONTACT:

CompX International Inc.                                      David A. Bowers
Three Lincoln Centre                                          President
5430 LBJ Freeway, Suite 1700                                  Tel.  864.286.1122
Dallas, Texas   75240-2697


                    COMPX DECLARES REGULAR QUARTERLY DIVIDEND


     DALLAS, TEXAS . . . February 27, 2003 . . . CompX International Inc. (NYSE:
CIX) announced today that its board of directors has declared CompX's regular quarterly dividend of twelve and one-half cents ($0.125) per share on its class A and class B common stock, payable on March 31, 2003 to stockholders of record at the close of business on March 24, 2003.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and security products.

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